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                                                                   EXHIBIT 23.12


                        CONSENT OF INDEPENDENT AUDITORS


        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and the related Prospectus of United Rentals, Inc. (the "Company"), for the registration of up to $750,000,000 of its common stock, preferred stock or debt securities and to the incorporation by reference therein of our report dated March 12, 1998 except for Note 8 as which the date July 28, with respect to the financial statements of Lift System, Inc., included in the Company's Report on Form 8-K dated December 24, 1998.


                                        Altschuler, Melvoin and Glasser LLP
                                        Chicago, Illinois

                                        January 5, 1999